UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 4, 2004

Capital One Auto Receivables, LLC

Capital One Auto Finance Trust 2004-B

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-106575	31-1750007
333-106575-06	51-6557815
(Commission File Number)	(Registrant’s I.R.S. Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 720-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The consolidated financial statements of MBIA Insurance Corporation, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the three years in the period ended December 31, 2003, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2003, and the consolidated financial statements of MBIA Insurance Corporation and its subsidiaries as of June 30, 2004 and for the six month periods ended June 30, 2004 and June 30, 2003 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended June 30, 2004, are incorporated by reference in this Form 8-K and in the final prospectus supplement (the “Prospectus Supplement”) relating to the Capital One Auto Finance Trust 2004-B.

In connection with the issuance of the notes, the Registrant is filing herewith the consent of PricewaterhouseCoopers LLP (“PwC”) to the use of their name and the incorporation by reference of their report in the Registration Statement of the Registrant (Registration No. 333-106575) and in the Prospectus Supplement referred to above related to the issuance of the notes. The consent of PwC is attached hereto as Exhibit 23.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Document Description
23.1	Consent of PricewaterhouseCoopers LLP

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Capital One Auto Receivables, LLC, and the Co-Registrant, Capital One Auto Finance Trust 2004-B by its Depositor, Capital One Auto Receivables, LLC, have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 1, 2004	CAPITAL ONE AUTO RECEIVABLES, LLC

	By:	/S/ JERRY HAMSTEAD
	Name:	Jerry Hamstead
	Title:	Assistant Vice President

CAPITAL ONE AUTO FINANCE TRUST 2004-B

	By:	Capital One Auto Receivables, LLC, as Depositor of Capital One Auto Finance Trust 2004-B

	By:	/S/ AL CIAFRE
	Name:	Al Ciafre
	Title:	Assistant Vice President

S-1